UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 4, 2016

WHIRLPOOL CORPORATION

(Exact name of registrant as Specified in Charter)

Delaware	1-3932	38-1490038
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 M-63 North, Benton Harbor, Michigan	49022-2692
(Address of Principal Executive Offices)	(Zip Code)

(269) 923-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On July 4, 2016, Whirlpool China Co., Ltd. (“Whirlpool China”), a majority-owned indirect subsidiary of Whirlpool Corporation (the “Company”) issued a public announcement in China announcing that Whirlpool China has entered into an agreement to return land use rights for land now occupied by two Whirlpool China plants in Hefei, China to a division of the Hefei municipal government. The aggregate price for the return of land use rights is approximately RMB 687 million (approximately $103 million as of June 27, 2016).

Whirlpool China received RMB 280 million (approximately $42 million as of June 27, 2016) of the aggregate return price on June 27, 2016 with the remainder to be paid in installments in 2017 and 2018 upon the return of land use rights at each facility. The amount received in the second quarter of 2016 is included in the Company’s existing free cash flow guidance of $700 million to $800 million for 2016. The Company does not expect this transaction to have an income statement impact in 2016.

This sale supports Whirlpool China’s growth strategy and is a continuation of the Company’s Whirlpool China integration efforts. The plants being sold will be replaced by a newly constructed facility for Whirlpool China, which will house Whirlpool China’s headquarters, a research and development center, and manufacturing operations in Hefei, China. The development of the new facility will be funded through restricted cash that was established as part of the Company’s acquisition of a majority interest in Whirlpool China in October 2014.

The sale remains subject to approval by Whirlpool China shareholders, which the Company expects will occur no later than July 31, 2016.

An English-language translation of Whirlpool China’s public announcement is attached as Exhibit 99.1 hereto and is incorporated by reference.

The information included in this Item 7.01 and Exhibit 99.1 of this Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in Item 7.01 and Exhibit 99.1 of this Form 8-K shall not be incorporated by reference into any filing under the Securities Act of 1933, except as shall otherwise be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Public announcement dated July 5, 2016 (China Time)

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this current report relating to the Company’s expectations for the timing of shareholder approval, cash flow recognition, income statement impact, the benefits of the transaction and the funding of Whirlpool China’s headquarters constitute “forward-looking statements” within the meaning of the U.S. federal securities laws. These statements reflect management’s current expectations regarding future events and speak only as of the date of this current report. Forward-looking statements involve significant risks and uncertainties, including the risk that the transaction may not be approved by Whirlpool China shareholders, certain transaction milestones may not be met, or payments by the purchaser may be delayed. As such, these statements should not be read as guarantees of future performance and will not necessarily be accurate indications of whether or not, or the times at or by which, events will occur. Actual performance may differ materially from that expressed or implied in such statements. These statements rely on assumptions which may or may not be realized. Reference should be made to the factors discussed under “Risk Factors” set forth in Whirlpool’s periodic reports filed with the U.S. Securities and Exchange Commission.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

Free Cash Flow

As defined by the Company, free cash flow is cash provided by (used in) operating activities after capital expenditures, proceeds from the sale of assets and businesses and changes in restricted cash. The reconciliation provided below reconciles the projected full-year 2016 free cash flow with cash provided by (used in) operating activities, the most directly comparable GAAP financial measure.

(millions of dollars)	2016 Outlook
Cash Provided by (Used in) Operating Activities	$1,400 - $1,550
Capital expenditures, proceeds from sale of assets/businesses and change in restricted cash*	(700) - (750)

Free Cash Flow	$700 - $800

*	The change in restricted cash relates to the private placement funds paid by Whirlpool to acquire majority control of Hefei Sanyo and which are used to fund capital and technical resources to enhance Whirlpool China’s research and development and working capital.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHIRLPOOL CORPORATION

July 5, 2016	By:	/s/ BRIDGET K. QUINN
		Name:	Bridget K. Quinn
		Title:	Corporate Secretary and Group Counsel